UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2006

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via De Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Information is incorporated by reference from Item 5.02 below.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) (1) On June 1, 2006, the Board appointed Gregory A. Barber to the position of Vice President and Corporate Controller of Rural/Metro Corporation (the “Company”) effective June 19, 2006. As such, Mr. Barber will serve as the Company’s principal accounting officer. Michael Zarriello, Senior Vice President and Chief Financial Officer, previously served as the Company’s principal accounting officer, and will continue to serve as the Company’s principal financial officer.

(2) Prior to joining the Company, Mr. Barber, 48, served in various positions with Giant Industries, Inc., Scottsdale, Arizona (NYSE: GI) for more than the past five years, including vice president, chief accounting officer and assistant secretary (August 2005 –June 2006); vice president and corporate controller (April 2004 to August 2005); vice president, special project management (March 2001-June 2004) and vice president, branded wholesale marketing (February 1999 to March 2001).

(3) On June 1, 2006, the Board of Directors authorized the Company to enter into an employment agreement with Mr. Barber, pursuant to which Mr. Barber will serve as Vice President and Controller commencing June 19, 2006. The agreement provides for an annual base salary of $215,000 and a signing bonus of $25,000. The agreement provides for an annual review of the employee’s base salary, and further provides that the base salary may not be reduced by more than 10% unless such reduction is part of an across the board reduction. The agreement continues until terminated by one of the parties or by mutual agreement, and expires automatically upon the employee’s death or disability. The employee is eligible for incentive compensation pursuant to the Company’s Management Incentive Program on the terms and conditions generally applicable to participants therein, except that the employee is entitled to a guaranteed bonus in the first year equal to 45% of the employee’s base salary. If the Company terminates the employment agreement without cause or on the basis of the employee’s disability, the employee will receive the then effective base salary and healthcare benefits provided by the employment agreement for a period of 24 months (12 months in the event of disability). If the employee resigns or retires, or if the Company terminates the employment agreement for cause, severance benefits are not payable. The agreement restricts the employee from competing against the Company after termination for a period of two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: June 6, 2006	By:	/s/ Michael S. Zarriello
Michael S. Zarriello
Senior Vice President and Chief Financial Officer